Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

89bio, Inc.

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(c); 457(h)
	To be issued pursuant to future awards under the Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan (the “2019 Plan”)	457(c); 457(h)	812,688	$4.08(3)	$3,315,767.04(3)	$92.70 per $1,000,000	$307.38
	To be issued pursuant to future awards under the 89bio, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”)	457(c); 457(h)	203,172	$3.47(4)	$705,006.84(4)	$92.70 per $1,000,000	$65.35

Total Offering Amounts			1,015,860		$4,020,773.88		$372.73

Total Fee Offsets							$0

Net Fee Due							$372.73

(1)

In addition to the number of shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Registrant stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to one of the compensatory stock plans listed above.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on March 22, 2022.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on March 22, 2022, such discount representing the maximum permissible discount offered pursuant to such plan.